FOR IMMEDIATE RELEASE

Contacts:

Investor Inquiries	Media Inquiries
Eric Sockol	Marilou Barsam
TechTarget	TechTarget
781-657-1515	781-657-1525
esockol@techtarget.com	mbarsam@techtarget.com

TechTarget Reports First and Second Quarter 2009 Financial Results

Needham, MA – August 17, 2009 – TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the first quarter ended March 31, 2009 and the second quarter ended June 30, 2009.

“We are pleased that the restatement project is now behind us. It is important to point out that the restatement involved a change only in the timing of our recognizing revenue.  The validity of our revenue was never questioned, our total revenue did not change for any specific customer contract and the aggregate revenue shifted between the annual periods reviewed was approximately 1%. Turning to the company’s performance, the market seems to have stabilized and we are encouraged by our sequential revenue growth in Q2 and our strong cash flow” said Greg Strakosch, Chairman and CEO of TechTarget.  “Our primary focus continues to be to take advantage of the downturn by investing and growing market share, while maintaining healthy profitability.”

Total revenues for the first quarter are as follows:

	Three Months Ended March 31,
(In $000's, unaudited)	2009	% of Revenues	2008	% of Revenues	% Change 2009 vs. 2008
Revenues:
Online	$16,282	88%	$18,210	78%	(11)%
Events	2,190	12%	3,985	17%	(45)%
Print	-	-	1,068	5%	(100)%
Total revenues	18,472	100%	23,263	100%	(21)%

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) for the first quarter was $1.6 million compared to $3.0 million for the comparable prior year quarter. The first quarter of 2009 includes professional fees of $191,000 incurred in connection with the company’s activities related to the restatement of prior periods.

Total revenues for the second quarter are as follows:

	Three Months Ended June 30,
(In $000's, unaudited)	2009	% of Revenues	2008	% of Revenues	% Change 2009 vs. 2008
Revenues:
Online	$17,801	82%	$19,071	69%	(7)%
Events	3,936	18%	7,262	26%	(46)%
Print	-	-	1,282	5%	(100)%
Total revenues	21,737	100%	27,615	100%	(21)%

Adjusted EBITDA for the second quarter was $3.9 million compared to $5.8 million for the comparable prior year quarter. The second quarter of 2009 includes professional fees of $417,000 incurred in connection with the company’s activities related to the restatement of prior periods.

Total Non-GAAP gross profit margin (gross profit margin less stock-based compensation) increased for both the first and second quarters to 69% and 72% respectively compared to 68% and 68%, respectively for the comparable prior year quarters. Online Non-GAAP gross profit margin was 71% for the first quarter of 2009 compared to 72% for the comparable prior year quarter. Online Non-GAAP gross profit margin for Q2 2009 increased to 74% compared to 71% for the comparable prior year quarter.

Net loss for the first quarter of 2009 was $2.3 million compared to a net loss of $436,000 for the comparable prior year quarter. Adjusted net income (net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact) for the first quarter was $594,000 compared to $1.6 million for the comparable prior year quarter. Net loss per basic share for the first quarter was ($0.06) compared to ($0.01) for the comparable prior year quarter. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the first quarter of 2009 was $0.01 compared to $0.04 for the comparable prior year quarter.  Net loss for the second quarter of 2009 was $543,000 compared to net income of $1.1 million for the comparable prior year quarter. Adjusted net income for the second quarter was $2.2 million compared to $3.3 million for the comparable prior year quarter. Net loss per basic share for the second quarter was ($0.01) compared to net income per basic share of $0.03 for the comparable prior year quarter. Adjusted net income per share for the second quarter of 2009 was $0.05 compared to $0.07 for the comparable prior year quarter.

As of June 30, 2009, TechTarget had $75.7 million of cash, cash equivalents and short and long-term investments. Outstanding bank debt was $1.5 million as of June 30, 2009. Our net cash, as defined as cash, cash equivalents and investments less bank debt increased by $7.6 million compared to December 31, 2008.

Recent Company Highlights

  Continued the strategy of aggressive new site launches to respond to areas of opportunity with five new sites launches in 2009:  SearchCloudComputing.com™; SearchVirtualDesktop.com™; SearchCompliance.com™; SearchEnterpriseWAN.com™; and SearchMid-MarketSecurity.com™.

  Launched operations in India with government approval of its India branch office, the hire of veteran IT editor Sandeep Ajgaonkar, formerly of IndiaExpress and CNET India, as General Manager, and the announcement of plans to launch three India-focused websites by the end of 2009:  SearchCIO.in™, SearchDataCenter.in™, and SearchSecurity.in™.

  Published a new research report in partnership with Google, examining the buying process and research of IT buyers across the United Kingdom.  The research was released to customers at an event at Google's UK Headquarters in London.

Recognized by The Boston Business Journal as one of the top 20 “Best Places to Work” in the large company category. This is the 4th time the Company has been named to this list.
  Named to the BtoB magazine “Media Power 50” list of the 50 most powerful business-to-business advertising venues for the ninth consecutive year - ranked #6 overall.  Others in the top 10 included the Wall Street Journal, Google, the National Football League, and CNBC’s “Power Lunch.”

Financial Guidance

In the third quarter of 2009, the Company expects total revenues to be within the range of $21.7 million to $22.7 million and adjusted EBITDA to be within the range of $4.0 million to $4.8 million.

Compliance Status

TechTarget today filed its Forms 10-Q for the quarters ending March 31 and June 30, 2009 and the Company believes that it is now compliant with all of its public filing requirements.  With the filing of our Form 10-K and related amended quarterly filings in mid-July, we have completed our revenue restatement activities and do not expect to incur any additional restatement expenses related to those activities.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 pm (Eastern Time) today (August 17, 2009). Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 679-8035 (US callers) or 617-213-4848 (International callers) ten minutes prior to the call and referencing participant pass code 80683943 for both domestic and international callers.  Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=PQE4GJH4G Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 17, 2009 at 7:30 p.m. ET through August 31, 2009 at 11:59pm (ET). To listen to the replay, dial 888-286-8010 and use the pass code 63031470. International callers should dial 617-801-6888 and also use the pass code 63031470 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The term “Non-GAAP gross profit “ refers to a financial measure which we define as gross profit less stock-based compensation. The term “Non-GAAP Gross Profit Margin” refers to a financial measure which we define as gross profit less stock-based compensation as a percentage of total revenues.   The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact for the specific adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, Non-GAAP gross profit, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Non-GAAP gross profit is useful to us and investors because it presents an additional measurement of our financial performance by excluding the impact of certain non-cash expenses not directly tied to the core operations of our business.  Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission, under the heading "Risk Factors" and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online technology media company, gives technology providers ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of more than 60 technology-specific websites and more than 7.5 million registered members, TechTarget is a primary Web destination for technology professionals researching products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of webcasts, podcasts, videos and virtual trade shows for the technology market. Its websites are complemented by numerous invitation-only events. TechTarget provides proven lead generation and branding programs to top advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2009 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and SearchCloudComputing.com; SearchVirtualDesktop.com; SearchCompliance.com; SearchEnterpriseWAN.com; SearchMid-MarketSecurity.com and SearchCIO.in™, SearchDataCenter.in™, and SearchSecurity.in™ are trademarks, of TechTarget. All other trademarks are the property of their respective owners.

TECHTARGET, INC.
Consolidated Balance Sheets
(in $000's)

	March 31, 2009	December 31, 2008
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$22,948	$24,130
Short-term investments	41,114	42,863
Accounts receivable, net of allowance for doubtful accounts	13,684	17,622
Prepaid expenses and other current assets	7,072	6,251
Deferred tax assets	2,836	2,959
Total current assets	87,654	93,825

Property and equipment, net	3,710	3,904
Long-term investments	6,619	2,575
Goodwill	88,958	88,958
Intangible assets, net of accumulated amortization	16,027	17,242
Deferred tax assets	3,545	3,369
Other assets	132	139

Total assets	$206,645	$210,012

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of bank term loan payable	$2,250	$3,000
Accounts payable	2,232	3,404
Accrued expenses and other current liabilities	2,260	2,908
Accrued compensation expenses	788	702
Deferred revenue	7,910	8,749
Total current liabilities	15,440	18,763

Long-term liabilities:
Other liabilities	244	312
Total liabilities	15,684	19,075

Commitments	-	-

Stockholders' equity:
Preferred stock	-	-
Common stock	42	42
Additional paid-in capital	223,746	221,597
Warrants	2	2
Accumulated other comprehensive loss	106	(77)
Accumulated deficit	(32,935)	(30,627)
Total stockholders' equity	190,961	190,937

Total liabilities and stockholders' equity	$206,645	$210,012

TECHTARGET, INC.
Consolidated Balance Sheets
(in $000's)

	June 30, 2009	December 31, 2008
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$33,408	$24,130
Short-term investments	36,075	42,863
Accounts receivable, net of allowance for doubtful accounts	14,116	17,622
Prepaid expenses and other current assets	5,319	6,251
Deferred tax assets	2,876	2,959
Total current assets	91,794	93,825

Property and equipment, net	3,449	3,904
Long-term investments	6,209	2,575
Goodwill	88,958	88,958
Intangible assets, net of accumulated amortization	14,846	17,242
Deferred tax assets	3,518	3,369
Other assets	88	139

Total assets	$208,862	$210,012

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of bank term loan payable	$1,500	$3,000
Accounts payable	3,153	3,404
Accrued expenses and other current liabilities	1,843	2,908
Accrued compensation expenses	790	702
Deferred revenue	8,432	8,749
Total current liabilities	15,718	18,763

Long-term liabilities:
Other liabilities	181	312
Total liabilities	15,899	19,075

Commitments	-	-

Stockholders' equity:
Preferred stock	-	-
Common stock	42	42
Additional paid-in capital	226,330	221,597
Warrants	2	2
Accumulated other comprehensive loss	67	(77)
Accumulated deficit	(33,478)	(30,627)
Total stockholders' equity	192,963	190,937

Total liabilities and stockholders' equity	$208,862	$210,012

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000's, except share and per share amounts)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
Revenues:
Online	$16,282	$18,210
Events	2,190	3,985
Print	-	1,068
Total revenues	18,472	23,263

Cost of revenues:
Online (1)	4,880	5,169
Events (1)	1,081	1,827
Print	-	546
Total cost of revenues	5,961	7,542

Gross profit	12,511	15,721

Operating expenses:
Selling and marketing (1)	7,516	8,444
Product development (1)	2,081	2,762
General and administrative (1)	3,919	3,795
Depreciation	536	724
Amortization of intangible assets	1,215	1,480
Total operating expenses	15,267	17,205

Operating loss	(2,756)	(1,484)

Interest income (expense), net	(110)	418

Loss before benefit from income taxes	(2,866)	(1,066)

Benefit from income taxes	(558)	(630)

Net loss	$(2,308)	$(436)

Net loss per common share:
Basic and diluted	$(0.06)	$(0.01)

Weighted average common shares outstanding:
Basic and diluted	41,754,131	41,158,418

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$234	$98
Cost of events revenue	17	22
Selling and marketing	1,328	1,392
Product development	131	140
General and administrative	893	601

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000's, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Revenues:
Online	$17,801	$19,071	$34,083	$37,281
Events	3,936	7,262	6,126	11,247
Print	-	1,282	-	2,350
Total revenues	21,737	27,615	40,209	50,878

Cost of revenues:
Online (1)	4,776	5,481	9,656	10,650
Events (1)	1,455	2,923	2,536	4,750
Print	-	632	-	1,178
Total cost of revenues	6,231	9,036	12,192	16,578

Gross profit	15,506	18,579	28,017	34,300

Operating expenses:
Selling and marketing (1)	8,023	8,885	15,539	17,329
Product development (1)	2,194	2,890	4,275	5,652
General and administrative (1)	4,064	3,459	7,983	7,254
Depreciation	498	581	1,034	1,305
Amortization of intangible assets	1,181	1,332	2,396	2,812
Total operating expenses	15,960	17,147	31,227	34,352

Operating income (loss)	(454)	1,432	(3,210)	(52)

Interest income (expense), net	174	268	64	686

Income (loss) before provision for (benefit from) income taxes	(280)	1,700	(3,146)	634

Provision for (benefit from) income taxes	263	648	(295)	18

Net income (loss)	$(543)	$1,052	$(2,851)	$616

Net income (loss) per common share:
Basic	$(0.01)	$0.03	$(0.07)	$0.01
Diluted	$(0.01)	$0.02	$(0.07)	$0.01

Weighted average common shares outstanding:
Basic	41,759,506	41,375,997	41,756,818	41,267,207
Diluted	41,759,506	43,598,364	41,756,818	43,531,804

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$78	$43	$312	$141
Cost of events revenue	36	25	53	47
Selling and marketing	1,478	1,347	2,806	2,739
Product development	132	140	263	280
General and administrative	917	858	1,810	1,459

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in $000's)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)

Net loss	$(2,308)	$(436)
Interest income (expense), net	(110)	418
Benefit from income taxes	(558)	(630)
Depreciation	536	724
Amortization of intangible assets	1,215	1,480
EBITDA	(1,005)	720
Stock-based compensation expense	2,603	2,253
Adjusted EBITDA	$1,598	$2,973

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)

Net income (loss)	$(543)	$1,052	$(2,851)	$616
Interest income, net	174	268	64	686
Provision for (benefit from) income taxes	263	648	(295)	18
Depreciation	498	581	1,034	1,305
Amortization of intangible assets	1,181	1,332	2,396	2,812
EBITDA	1,225	3,345	220	4,065
Stock-based compensation expense	2,641	2,413	5,244	4,666
Adjusted EBITDA	$3,866	$5,758	$5,464	$8,731

TECHTARGET, INC.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to Adjusted Net Income per Share
(in $000's, except share and per share amounts)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)

Net loss	$(2,308)	$(436)
Amortization of intangible assets	1,215	1,480
Stock-based compensation expense	2,603	2,253
Impact of income taxes	916	1,662
Adjusted net income	$594	$1,635

Net loss per diluted share	$(0.06)	$(0.01)
Weighted average diluted shares outstanding	41,754,131	41,158,418

Adjusted net income per share	$0.01	$0.04
Adjusted weighted average diluted shares outstanding	42,522,199	43,465,245
Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	768,068	2,306,827
Weighted average diluted shares outstanding	41,754,131	41,158,418

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)

Net income (loss)	$(543)	$1,052	$(2,851)	$616
Amortization of intangible assets	1,181	1,332	2,396	2,812
Stock-based compensation expense	2,641	2,413	5,244	4,666
Impact of income taxes	1,096	1,528	2,019	3,223
Adjusted net income	$2,183	$3,269	$2,770	$4,871

Net income (loss) per diluted share	$(0.01)	$0.02	$(0.07)	$0.01
Weighted average diluted shares outstanding	41,759,506	43,598,364	41,756,818	43,531,804

Adjusted net income per share	$0.05	$0.07	$0.06	$0.11
Adjusted weighted average diluted shares outstanding	42,763,961	43,598,364	42,643,080	43,531,804
Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	1,004,455	-	886,262	-
Weighted average diluted shares outstanding	41,759,506	43,598,364	41,756,818	43,531,804

TECHTARGET, INC.
Reconciliation of Total Gross Profit Margin to Total Non-GAAP Gross Profit Margin
(in $000's)

	Three Months Ended March 31,
	2009		2008
	(Unaudited)

Total gross profit margin	$12,511	68%	$15,721	68%
Stock-based compensation expense	251		120
Total non-GAAP gross profit margin	$12,762	69%	$15,841	68%

	Three Months Ended June 30,				Six Months Ended June 30,
	2009		2008		2009		2008
	(Unaudited)

Total gross profit margin	$15,506	71%	$18,579	67%	$28,017	70%	$34,300	67%
Stock-based compensation expense	114		68		365		188
Total non-GAAP gross profit margin	$15,620	72%	$18,647	68%	$28,382	71%	$34,488	68%

TECHTARGET, INC.
Reconciliation of Online Gross Profit Margin to Online Non-GAAP Gross Profit Margin
(in $000's)

	Three Months Ended March 31,
	2009		2008
	(Unaudited)

Online gross profit margin	$11,402	70%	$13,041	72%
Stock-based compensation expense	234		98
Online non-GAAP gross profit margin	$11,636	71%	$13,139	72%

	Three Months Ended June 30,				Six Months Ended June 30,
	2009		2008		2009		2008
	(Unaudited)

Online gross profit margin	$13,025	73%	$13,590	71%	$24,427	72%	$26,631	71%
Stock-based compensation expense	78		43		312		141
Online non-GAAP gross profit margin	$13,103	74%	$13,633	71%	$24,739	73%	$26,772	72%

TECHTARGET, INC.
Financial Guidance for the Three Months Ended September 30, 2009
(in $000's)

	For the Three Months Ended September 30, 2009
	Range

Revenues	$21,700	$22,700

Adjusted EBITDA	$4,000	$4,800
Depreciation, amortization and stock-based compensation	4,520	4,520
Interest income, net	190	190
Provision for income taxes	370	700
Net income	$(700)	$(230)